Exhibit 10.1

                                                                  Execution Copy




================================================================================




                                 $1,300,000,000
                                CREDIT AGREEMENT
                               [2 YEAR TERM LOAN]


                                   dated as of

                                December 15, 2004

                                      Among


                        Marsh & McLennan Companies, Inc.,
                                  as Borrower,


                             The Banks Listed Herein

                                       and

                                 Citibank, N.A.,
                             as Administrative Agent


           Bank of America, N.A. and Deutsche Bank AG New York Branch,
                              as Syndication Agents

                               UBS Securities LLC,
                             as Documentation Agent

        Citigroup Global Markets Inc., Banc of America Securities LLC and
                        Deutsche Bank AG New York Branch,
                             as Joint Lead Arrangers

        Citigroup Global Markets Inc and Banc of America Securities LLC,
                              as Joint Bookrunners



================================================================================

                                TABLE OF CONTENTS




ARTICLE 1 DEFINITIONS..........................................................1

        Section 1.1       Definitions..........................................1

        Section 1.2       Accounting Terms and Determinations.................14

        Section 1.3       Types of Borrowings.................................15

ARTICLE 2 THE CREDITS.........................................................15

        Section 2.1       Commitments to Lend.................................15

        Section 2.2       Notice of Committed Borrowing.......................15

        Section 2.3       [Intentionally omitted].............................16

        Section 2.4       Notice to Banks; Funding of Loans...................16

        Section 2.5       Evidence of Debt....................................17

        Section 2.6       Maturity of Loans; Rollover Conversions.............17

        Section 2.7       Interest Rates......................................18

        Section 2.8       Fees................................................19

        Section 2.9       [Intentionally omitted].............................19

        Section 2.10      [Intentionally omitted].............................19

        Section 2.11      Optional Payments, Prepayments, Conversions and
                          Continuations.......................................19

        Section 2.12      General Provisions as to Payments...................20

        Section 2.13      Funding Losses......................................21

        Section 2.14      Computation of Interest and Fees....................22

        Section 2.15      Pro Rata Treatment..................................22

        Section 2.16      Lending Offices.....................................22

        Section 2.17      Several Obligations; Remedies Independent...........22

ARTICLE 3 CONDITIONS..........................................................22

        Section 3.1       Closing.............................................22

        Section 3.2       Borrowings. ........................................24

ARTICLE 4 REPRESENTATIONS AND WARRANTIES......................................25

        Section 4.1       Corporate Existence and Power.......................25

        Section 4.2       Corporate and Governmental Authorization;
                          No Contravention....................................25

        Section 4.3       Binding Effect......................................25

        Section 4.4       Financial Information...............................25

        Section 4.5       Litigation..........................................26

        Section 4.6       Compliance with ERISA...............................26

        Section 4.7       Taxes...............................................26

        Section 4.8       Subsidiaries........................................26

        Section 4.9       Regulatory Restrictions on Borrowing................27

        Section 4.10      Full Disclosure.....................................27

        Section 4.11      Use of Credit.......................................27

ARTICLE 5 COVENANTS...........................................................27

        Section 5.1       Information.  ......................................27

        Section 5.2       Conduct of Business and Maintenance of Existence....30

        Section 5.3       Compliance with Laws; Borrowing Authorization.......30

        Section 5.4       Financial Covenants.................................31

        Section 5.5       Consolidations, Mergers and Sales of Assets.........32

        Section 5.6       Use of Proceeds. ...................................32

        Section 5.7       Negative Pledge.....................................32

        Section 5.8       Taxes, Etc. ........................................33

        Section 5.9       Maintenance of Insurance............................33

        Section 5.10      Transactions with Affiliates........................33

        Section 5.11      Dispositions........................................34

        Section 5.12      Debt................................................34

        Section 5.13      Acquisitions........................................35

        Section 5.14      Guarantors..........................................35

        Section 5.15      Guaranty Coverage Percentage........................35

ARTICLE 6 Events of DEFAULTS..................................................35

        Section 6.1       Events of Default...................................35

ARTICLE 7 THE ADMINISTRATIVE AGENT............................................38

        Section 7.1       Appointment and Authorization.......................38

        Section 7.2       Administrative Agent and Affiliates.................38

        Section 7.3       Action by Administrative Agent......................38

        Section 7.4       Consultation with Experts; Sub-Agent................38

        Section 7.5       Liability of Administrative Agent...................39

        Section 7.6       Indemnification.....................................39

        Section 7.7       Credit Decision.....................................39

        Section 7.8       Successor Administrative Agent......................39

        Section 7.9       Administrative Agent's Fee..........................40

ARTICLE 8 CHANGE IN CIRCUMSTANCES.............................................40

        Section 8.1       Basis for Determining Interest Rate
                          Inadequate or Unfair................................40

        Section 8.2       Illegality..........................................40

        Section 8.3       Increased Cost and Reduced Return...................41

        Section 8.4       Taxes. .............................................42

        Section 8.5       Base Rate Loans Substituted for Affected
                          Euro-Dollar Loans...................................43

ARTICLE 9 MISCELLANEOUS.......................................................44

        Section 9.1       Notices.............................................44

        Section 9.2       No Waivers..........................................44

        Section 9.3       Expenses; Indemnification; Damage Waiver............44

        Section 9.4       Sharing of Set-Offs. ...............................45

        Section 9.5       Amendments and Waivers..............................45

        Section 9.6       Successors and Assigns..............................46

        Section 9.7       Governing Law; Submission to Jurisdiction...........48

        Section 9.8       Counterparts; Integration; Effectiveness............48

        Section 9.9       Waiver Of Jury Trial................................48

        Section 9.10      Survival............................................48

        Section 9.11      Confidentiality.....................................48

        Section 9.12      USA Patriot Act. ...................................49

        Section 9.13      Master Agreement. ..................................49

                                TABLE OF CONTENTS




COMMITMENT SCHEDULE
PRICING SCHEDULE
Schedule 5.11 - Excluded Asset Sales

EXHIBIT A    -   Assignment and Assumption Agreement
EXHIBIT B    -   Form of Subsidiary Guaranty
EXHIBIT C    -   Form of Consolidating Financial Statements of Guarantors
EXHIBIT D-1  -   Opinion of General Counsel for Marsh & McLennan Companies, Inc.
EXHIBIT D-2  -   Opinion of General Counsel for Putnam Investments Trust
EXHIBIT D-3  -   Opinion of Special Counsel for Marsh &McLennan Companies, Inc.
EXHIBIT E    -   Opinion of Special Counsel for the Administrative Agent
EXHIBIT F    -   Form of Committed Note

        CREDIT AGREEMENT [2 YEAR TERM LOAN] (this "Agreement") dated as of December 15, 2004 among MARSH & McLENNAN COMPANIES, INC., a Delaware corporation (together with its successors, the "Borrower"), the BANKS party hereto and CITIBANK, N.A., as administrative agent hereunder.

        The Borrower has requested the Banks to make loans to it in the aggregate principal amount of $1,300,000,000 to finance the operations of the Borrower, and for other purposes.

        To induce the Banks to make such loans, the Borrower, the Banks and the Administrative Agent propose to enter into this Agreement pursuant to which the Banks will make loans to the Borrower.

        Accordingly, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

        "Acquisition" means the acquisition, directly, by merger or otherwise, for consideration in any single transaction or series of related transactions in excess of $25,000,000 (as determined reasonably and in good faith by the Borrower), and whether the consideration is cash, securities or other value, of
(a) more than 50% of the capital stock or other equity interests of any Person (other than the capital stock or other equity interests of a Person which is (prior to such Acquisition) a Subsidiary of the Borrower), or (b) all or substantially all of the assets of any Person or any division or business unit of any Person (other than any such Person which is a Subsidiary of the Borrower).

        "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.7(b).

        "Administrative Agent" means Citibank, N.A., in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

        "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

        "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "Amendments to the Revolving Credit Agreements" means (i) Amendment No. 1 to 2002 Credit Agreement [5 Year] dated as of December 15, 2004 among the Borrower, the banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and (ii) Amendment No. 1 to 2004 Credit Agreement [5 Year] dated as of December 15, 2004 among the Borrower, the banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent .

        "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

        "Asset Percentage" means, at any date of determination, the ratio, expressed as a percentage, of (a) the Consolidated total assets of the Guarantors and their respective Consolidated Subsidiaries, exclusive of intercompany receivables and interests in Subsidiaries that are not Consolidated Subsidiaries, to (b) the Consolidated total assets of the Borrower and its Consolidated Subsidiaries.

        "Assignee" has the meaning set forth in Section 9.6(c).

        "Bank" means each bank and other financial institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors.

        "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

               (b) 1/2 of one percent per annum above the Federal Funds Rate.

        "Base Rate Loan" means a Committed Loan to be made or Continued as or Converted into a Base Rate Loan by a Bank in accordance with the applicable Notice of Committed Borrowing or pursuant to Article 8.

        "Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule.

        "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

        "Borrower" has the meaning set forth in the preamble to this Agreement.

        "Borrowing" has the meaning set forth in Section 1.3.

        "Citibank" means Citibank, N.A., a national banking association, and its successors.

        "Closing Date" means the date on or after the Effective Date on which the Administrative Agent shall have received the documents specified in or pursuant to Section 3.1.

        "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the Commitment Schedule attached hereto and identified as such.

        "Committed Loan" means a loan made by a Bank pursuant to Section 2.1, and any Continuation or Conversion thereof.

        "Consolidated" refers to the consolidation of accounts in accordance with generally accepted accounting principles.

        "Consolidated Adjusted EBITDA" means, for any Measurement Period, the sum, determined on a Consolidated basis for the Borrower and its Subsidiaries, without duplication, of (a) net income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) to the extent deducted in calculating net income (or net loss), charges in respect of Settlement Costs, (g) to the extent deducted in calculating net income (or net loss), cash restructuring and reorganization charges (including, without limitation, severance charges, retention costs and facilities costs) and cash charges for costs and expenses (other than Settlement Costs) related to Settlements, in an aggregate amount not to exceed the sum of (i) for any Measurement Period ending on or before September 30, 2005, all such charges incurred through December 31, 2004 and publicly disclosed prior to the Effective Date plus (ii) up to $650,000,000 for all Measurement Periods ending after December 31, 2004, (h) to the extent deducted in calculating net income (or net loss), the amount of any losses (and minus the amount of any gains) associated with sales of assets other than in the ordinary course of business,
(i) stock option compensation expense resulting from the adoption of any amendments to Financial Accounting Standards Board Statement No. 123, (j) the amount of any increase (or minus the amount of any decrease) in pension expense (other than service costs) resulting from the application of Financial Accounting Standards Board Statement No. 87, and (k) non-recurring non-cash charges (including, without limitation, in respect of intangibles and impairments, severance charges, retention costs and facilities costs), in each case determined in accordance with generally accepted accounting principles for such Measurement Period.

        "Consolidated Fixed Charge Coverage Ratio" means, for any Measurement Period, the ratio of (a) Consolidated Adjusted EBITDA to (b) the sum, determined on a Consolidated basis, of (i) interest expense (other than fees paid in connection with the prepayment of the Mortgage or the Sedgwick Notes), (ii) Specified Distributions, and (iii) principal payments, redemptions and purchases (except scheduled principal payments and payments, redemption and purchases in connection with an exchange offer or refunding to the extent that the same does not result in a reduction of principal payments due before December 2009) of all Long-Term Debt (other than the Loans, loans under the Revolving Credit Agreements, prepayment of the Mortgage from the proceeds of a sale or refinancing of the Mortgaged Property and prepayment of the Sedgwick Notes) made by the Borrower and its Consolidated Subsidiaries, to the extent that such payments reduced any scheduled principal payments that would otherwise have become due more than one year after the date of such payment, in each case for such Measurement Period.

         "Consolidated Funded Debt" means, without duplication, all Debt of the Borrower and its Subsidiaries determined on a Consolidated basis, net of cash and cash equivalents held in the United States free of Liens and rights of others.

        "Consolidated Leverage Ratio" means, at any date of determination, the ratio of Consolidated Funded Debt at such date to Consolidated Adjusted EBITDA for the most recently completed Measurement Period.

        "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

        "Continuation" has the meaning set forth in Section 1.3. "Continue" and "Continued" shall have a correlative meaning.

        "Conversion" has the meaning set forth in Section 1.3. "Convert" and "Converted" shall have a correlative meaning.

        "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, which are classified as short-term debt or long-term debt in accordance with generally accepted accounting principles, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.7 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Unpaid Settlement Costs net of savings in taxes reasonably estimated to be realized by such Person in the future as a direct result of the deductibility of the amount thereof for tax purposes, (vii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (viii) all Debt of others Guaranteed by such Person.

        "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

        "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

        "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction), in each case for consideration in any single transaction or series of related transactions in excess of $10,000,000 (as determined reasonably and in good faith by the Borrower), of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any Equity Interests owned by such Person, or any notes or accounts receivable or any rights and claims associated therewith.

        "Dollars" and "$" means lawful money of the United States.
        "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

        "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

        "Domestic Subsidiary" means a Subsidiary of the Borrower formed and existing under the laws of any state of the United States and the business, assets and operations of which are located in the United States.

        "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.8.

        "Environmental Laws" means any and all present and future Federal, state, local and foreign environmental laws, rules or regulations, and any environmental orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

        "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other similar rights entitling the holder thereof to purchase or acquire any such equity interest.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

        "ERISA Group" means the Borrower, any Material Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Material Subsidiary, are treated as a single employer under
Section 414 of the Internal Revenue Code.

        "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

        "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

        "Euro-Dollar Loan" means a Committed Loan to be made or Continued as or Converted into a Euro-Dollar Loan by a Bank in accordance with the applicable Notice of Committed Borrowing.

        "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

        "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.7(b).

        "Event of Default" has the meaning set forth in Section 6.1.

        "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Citibank on such day on such transactions as determined by the Administrative Agent.

        "Fixed Rate Loans" means Euro-Dollar Loans.

        "Foreign Subsidiary" means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

        "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a correlative meaning.

        "Guarantor" means each of (a) Marsh Inc., a Delaware corporation, Putnam Investments Trust, a Massachusetts business trust, and Mercer Inc., a Delaware corporation, and (b) and any other direct Consolidated Subsidiary of the Borrower that executes and delivers to the Administrative Agent a Subsidiary Guaranty, provided that (i) such Subsidiary is reasonably acceptable to the Required Banks, and (ii) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, (A) documents of the types described in Section 3.1(a)(i) and Section 3.1(e) with respect to such Guarantor and the Subsidiary Guaranty executed by it (and, in the case of any Guarantor which is a Foreign Subsidiary, such other documents as the Administrative Agent may reasonably request) and (B) financial statements described in Section 5.1(a) or (b) for the most recently ended period for which such financial statements are required to have been delivered for the Guarantors; and provided further that, anything contained herein to the contrary notwithstanding, the term Guarantor shall not include any Subsidiary of the Borrower holding, as of the date of the most recent audited financial statements of the Borrower and its Consolidated Subsidiaries delivered pursuant to this Agreement, assets having an aggregate book value of $20,000,000 or less. If (1) the Borrower shall have identified a direct Consolidated Subsidiary of the Borrower as a proposed Guarantor in a written notice to the Banks, and (2) the Required Banks (or the Administrative Agent with the consent of the Required Banks) shall not have objected in writing within 10 Business Days after the giving of such notice, such Subsidiary shall be deemed to be acceptable to the Required Banks for purposes of clause (i) above, provided that requirements of clause (ii) above are met within 30 days after the next delivery of financial statements described in Section 5.1(a) or (b) occurring thereafter.

        "Guaranty Coverage Percentage" means, as of any date of determination in relation to any transaction or event described herein (each, an "Event"), each of the Asset Percentage, the Revenue Percentage and the Net Operating Income Percentage, in each case determined as of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to
Section 5.1(a) or (b) and calculated on a pro forma basis giving effect to the applicable Event. For purposes of Sections 5.1(c)(ii) and 5.15, the Guaranty Coverage Percentage means each of the Asset Percentage, the Revenue Percentage and the Net Operating Income Percentage as of the end of the fiscal quarter most recently ended.

        "Indemnitee" has the meaning set forth in Section 9.3(b).

        "Interest Period" means:

               (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect (so long as such period does not extend beyond the Termination Date) in the applicable Notice of Committed Borrowing; provided that:

                      (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                      (b) any Interest Period which begins on the last
               Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                      (c) any Interest Period which would otherwise end after
               the Termination Date shall end on the Termination Date; and

               (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 90 days thereafter; provided that:

                      (a) any Interest Period (other than an Interest Period
               determined pursuant to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                      (b) any Interest Period which would otherwise end after
               the Termination Date shall end on the Termination Date;

provided that, notwithstanding clause 1(c), above, no Interest Period for a Euro-Dollar Borrowing shall have a duration of less than one month and, if such Interest Period would otherwise be a shorter period, such Borrowing shall not be available hereunder for such period.

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

        "Loan" means a Base Rate Loan or a Euro-Dollar Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans or any combination of the foregoing.

        "Loan Documents" means (i) this Agreement, (ii) the Notes, (iii) each Subsidiary Guaranty, and (iv) the Master Agreement.

        "Loan Parties" means the Borrower and the Guarantors.

        "London Interbank Offered Rate" has the meaning set forth in Section 2.7(b).

        "Long-Term Debt" means any Debt that, in accordance with generally accepted accounting principles, constitutes (or, when incurred, constituted) a long-term liability.

        "Margin Stock" means "margin stock" within the meaning of Regulations U and X.

        "Master Agreement" means the Master Agreement, dated as of December 15, 2004, among the Borrower, the Administrative Agent and the "Administrative Agent" under and as defined in each of the Revolving Credit Agreements.

        "Material Debt" means Debt (other than the Loans made hereunder ) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $100,000,000.

        "Material Financial Obligations" means any Debt and/or Derivatives Obligation of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, the principal or face amount (with respect to Debt) or Settlement Amount (with respect to Derivatives Obligations, after giving effect to any netting arrangements) of which exceeds in the aggregate $100,000,000.
        "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $30,000,000.

        "Material Subsidiary" means at any time a Subsidiary which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

        "Measurement Period" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date.

        "Mortgage" means (a) the Restated Mortgage and Indenture and Security Agreement dated as of April 6, 1989 made by the Borrower, Marsh & McLennan, Incorporated, William M. Mercer Meidinger-Hansen, Incorporated and Marsh & McLennan Group Associates, Inc., tenants in common, as mortgagor, and The First National Bank of Boston, trustee, as mortgagee, as amended and supplemented from time to time, including, without limitation, as described in the mortgage memorandum, securing certain notes and covering the Borrower's headquarters located at 1166 Avenue of the Americas, New York, New York (the "Original Mortgage"), and (b) any instrument evidencing a refunding or refinancing of the Original Mortgage, provided that (i) recourse to the Borrower and any Subsidiary of the Borrower is limited in substantially the same manner as set forth in the Original Mortgage, and (ii) the security is limited to the Mortgaged Property and any other interest held by the Borrower and its Subsidiaries in the property located at 1166 Avenue of the Americas, New York, New York.

        "Mortgaged Property" has the meaning set forth in the Mortgage.

        "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

        "Net Cash Proceeds" means:

(a) with respect to any Disposition by the Borrower or any of its Consolidated Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Debt that is secured by the applicable asset or, in the case of a Disposition of a Subsidiary, any Debt of such Subsidiary, that is required to be and is repaid by the Borrower or such Consolidated Subsidiary, as the case may be, in connection with such transaction (other than Debt under the Loan Documents), (B) the out-of-pocket expenses incurred by such Person in connection with such transaction and (C) taxes reasonably estimated to be payable by such Person, and the amount of any reserves established by such Person in accordance with generally accepted accounting principles to fund contingent liabilities reasonably estimated to be payable, in each case within two years of the date of the relevant transaction and directly attributable to the relevant transaction (as determined reasonably and in good faith by a financial officer of such Person); and

(b) with respect to the incurrence or issuance of any Debt by the Borrower or any of its Consolidated Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, arrangement and participation fees and other out-of-pocket expenses incurred by such Person in connection therewith.

        "Net Operating Income" means, for any period, the sum, determined on a Consolidated basis for the Borrower and its Subsidiaries or the Guarantors and their respective Subsidiaries, as the case may be, of (a) net income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense,
(e) amortization expense, (f) to the extent deducted in calculating net income (or net loss), charges in respect of Settlement Costs, (g) to the extent deducted in calculating net income (or net loss), cash restructuring and reorganization charges (including, without limitation, severance charges, retention costs and facilities costs) and cash charges for costs and expenses (other than Settlement Costs) related to Settlements, in an aggregate amount not to exceed the sum of (i) for any Measurement Period ending on or before September 30, 2005, all such charges incurred through December 31, 2004 and publicly disclosed prior to the Effective Date plus (ii) up to $650,000,000 for all Measurement Periods ending after December 31, 2004, (h) to the extent deducted in calculating net income (or net loss), the amount of any losses (and minus the amount of any gains) associated with sales of assets other than in the ordinary course of business, (i) stock option compensation expense resulting from the adoption of any amendments to Financial Accounting Standards Board Statement No. 123, (j) the amount of any increase (or minus the amount of any decrease) in pension expense (other than service costs) resulting from the application of Financial Accounting Standards Board Statement No. 87, and (k) non-recurring non-cash charges (including, without limitation, in respect of intangibles and impairments, severance charges, retention costs and facilities costs), in each case determined in accordance with generally accepted accounting principles for such Measurement Period.

        "Net Operating Income Percentage" means, at any date of determination, the ratio, expressed as a percentage, of (a) the Consolidated Net Operating Income of the Guarantors and their respective Consolidated Subsidiaries for the 12-month period ending on such date, to (b) the Consolidated Net Operating Income of the Borrower and its Consolidated Subsidiaries for such 12-month period.

        "Note" means any promissory note of the Borrower issued pursuant to
Section 2.5 hereof, evidencing the obligation of the Borrower to repay Committed Loans of any Bank.

        "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.2).

        "Other Taxes" has the meaning set forth in Section 8.4.

        "Parent" means, with respect to any Bank, any Person controlling such Bank.

        "Participant" has the meaning set forth in Section 9.6(b).

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

        "Post-Default Rate" means, in respect of any principal of any Loan or any other amount under this Agreement that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time (provided that, if the amount so in default is principal of a Euro-Dollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of the Interest Period, 2% plus the interest rate for such Loan as provided in Section 2.7 and, thereafter, the rate provided for above in this definition).

        "Pricing Schedule" means the Schedule attached hereto identified as such.

        "Regulations A, D, U and X" means, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as in effect from time to time.

        "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

        "Required Banks" means at any time (a) prior to the Closing Date, Banks having more than 50% of the aggregate amount of the Commitments, and (b) from and after the Closing Date, Banks holding more than 50% of the aggregate outstanding principal amount of the Loans (or, if no such principal is outstanding, 50% of all other obligations then owing under this Agreement).

        "Required Percentage" means (a) in the case of the Asset Percentage, 75%, (b) in the case of the Revenue Percentage, 85%, and (c) in the case of the Net Operating Income Percentage, 85%.

        "Revenue Percentage" means, at any date of determination, the ratio, expressed as a percentage, of (a) the Consolidated service revenues of the Guarantors and their respective Consolidated Subsidiaries for the 12-month period ending on such date, to (b) the Consolidated service revenues of the Borrower and its Consolidated Subsidiaries for such 12-month period.

        "Revolving Credit Agreements" means (i) the Credit Agreement [5 Year] dated as of June 13, 2002 among the Borrower, the banks and other financial institutions party thereto and JPMorgan Chase Bank, as administrative agent, and
(ii) the Credit Agreement [5 Year] dated as of June 9, 2004 among the Borrower, the banks and other financial institutions party thereto and JPMorgan Chase Bank, as administrative agent, in each case as amended, supplemented or otherwise modified from time to time.

        "Sedgwick Notes" means the $60,000,000 7.68% Guaranteed Senior Notes of the Borrower due April 1, 2006.

        "Settlement" means the settlement by the Borrower and its Subsidiaries of a Specified Claim.

        "Settlement Amount" means, in respect of any Derivatives Obligation to which the Borrower and/or any Subsidiary is a party, the net aggregate marked-to-market (in accordance with standard industry practice) amount, if any, that would be due in respect of such Derivatives Obligation (together with all other Derivatives Obligations under the same master agreement and giving effect to any netting arrangements between the parties to such master agreement) if such Derivatives Obligation was (and such other Derivatives Obligations were) terminated because of a default by the Borrower or such Subsidiary.

        "Settlement Costs" means all costs and obligations incurred, owing, paid or payable by the Borrower or any Subsidiary of the Borrower in connection with the settlement of any Specified Claim, including, without limitation, payment of restitution, fines and penalties, but excluding amounts payable to legal counsel or other advisors of the Borrower or any Subsidiary of the Borrower.

        "Settlement Debt" means Debt incurred by the Borrower or any Subsidiary to the extent that (a) the Net Cash Proceeds thereof have been used to pay or refinance Settlement Costs or (b) an amount equal to the Net Cash Proceeds thereof are held in cash and cash equivalents (free of Liens and rights of others) in a segregated account in the United States (and not used for any purpose other than payment of Settlement Costs or prepayment of the Loans) and a financial officer of the Borrower has certified to the Administrative Agent in writing (which certification may be made at any time) that the Borrower has reasonably determined in good faith that such proceeds are expected to be used to pay Settlement Costs within six months following such certification.

        "Settlement Proceeds" means Net Cash Proceeds from the Disposition of any property or assets to the extent that (a) such Net Cash Proceeds thereof have been used to pay or refinance Settlement Costs or (b) an amount equal to such Net Cash Proceeds is held in cash and cash equivalents (free of Liens and rights of others) in a segregated account in the United States (and not used for any purpose other than payment of Settlement Costs or prepayment of the Loans) and a financial officer of the Borrower has certified to the Administrative Agent in writing (which certification may be made at any time) that the Borrower has reasonably determined in good faith that such amount is expected to be used to pay Settlement Costs within six months following such certification.

        "Specified Claim" means (a) the civil complaint filed on October 14, 2004 by the Attorney General of the State of New York against the Borrower and Marsh Inc. in the Supreme Court of New York County and the other matters described under the heading "Marsh Related Matters" in Note 13 to the financial statements included in the Borrower's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004 as filed with the Securities and Exchange Commission ("Note 13"), (b) the civil administrative proceedings by the Securities and Exchange Commission and the Massachusetts Securities Division against Putnam Investments Trust and its Subsidiaries and the other matters described under the heading "Putnam Matters" in Note 13, (c) the other inquiries and matters, including without limitation those related to Mercer Inc. and its Subsidiaries, described under the headings "Other Inquiries" and "Other Matters" in Note 13, and (d) any claim arising out of, or any action, suit or proceeding filed or threatened against the Borrower or any Subsidiary of the Borrower based on, allegations similar to those set forth in the complaints and other documents filed with respect to the foregoing or related thereto.

        "Specified Debt" means Debt of the type described in clause (i) of the definition of Debt (other than (a) commercial paper and (b) Debt (other than Long-Term Debt) of any Subsidiary incurred in the ordinary course of business for general corporate purposes consistent with past practices), in each case in a principal amount in any single transaction or series of related transactions in excess of $5,000,000, other than (i) Settlement Debt, (ii) Debt under the Mortgage, and (iii) Debt incurred to refinance or refund other Debt permitted hereunder to the extent not in excess of the Debt refinanced or refunded.

        "Specified Distributions" means any dividends or other distributions (whether in cash, securities or other property) with respect to the shares of common stock of the Borrower or any payment (whether in cash, securities or other property) on account of the purchase, redemption or retirement of shares of common stock of the Borrower or options, warrants or similar rights for the purchase or other acquisition thereof (other than payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries).

        "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

        "Subsidiary Guaranty" means a Subsidiary Guaranty, substantially in the form of Exhibit B hereto (or, if the Guarantor is a Foreign Subsidiary, in such form having substantially the same effect as the Administrative Agent may reasonably require), executed by a Subsidiary of the Borrower in favor of the Administrative Agent and the Banks.

        "Taxes" has the meaning specified in Section 8.4.

        "Termination Date" means December 31, 2006 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

        "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

        "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

        "Unpaid Settlement Costs" means Settlement Costs that have not been paid.

        "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the

Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant (and any related definition) in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks, respectively. Without limitation on the foregoing, any reference in any definitions to cash charges shall mean charges that are or are expected to be incurred or paid in cash, and any reference to non-cash charges shall mean charges that are not expected to be paid in cash at any time.

Section 1.3 Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of the Banks to be made pursuant to Article 2 on a single date and for a single Interest Period. A "Borrowing" also includes (x) the conversion ("Conversion") of such aggregation of Loans from one interest rate pricing type of Loan to another type at the end of the Interest Period therefor (or as otherwise provided herein) and (y) the continuation ("Continuation") of such aggregation of Loans at the same interest rate pricing type of Loan from one Interest Period (or as otherwise provided herein) to another. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a "Fixed Rate Borrowing" is a Euro-Dollar Borrowing and a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans).

                                    ARTICLE 2

                                   THE CREDITS
                                   -----------

Section 2.1 Commitments to Lend. On the Closing Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a loan to the Borrower pursuant to this Section in an amount equal to the amount of its Commitment. Each Borrowing (including any Conversion or a Continuation) shall be in an aggregate principal amount of (x) in the case of a Base Rate Borrowing, $5,000,000 and (y) in the case of a Euro-Dollar Borrowing, $10,000,000 or, in either case, any larger multiple of $1,000,000 and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and, subject to Section 2.11, Convert and Continue Committed Loans at any time until the Termination Date; provided that no more than twenty (20) separate Interest Periods in respect of Euro-Dollar Loans from each Bank may be outstanding at any one time. Amounts borrowed and thereafter repaid or prepaid may not thereafter be reborrowed.

Section 2.2 Notice of Committed Borrowing. (a) The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and
(y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

(i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

(ii)    the aggregate amount of such Borrowing;

(iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans; and

(iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Section 2.3    [Intentionally omitted].

Section 2.4 Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(b) Not later than 12:00 Noon (or 1:00 P.M., in the case of a same day Base Rate Borrowing) (New York City time) on the date of each Borrowing (that is not a Conversion or Continuation), each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent for account of the Borrower, at account number 36852248 maintained by the Administrative Agent with Citibank at its address referred to in Section 9.1 (or to such other account as the Administrative Agent shall advise the Banks in writing). Unless the Administrative Agent determines that any applicable condition specified in
Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower maintained by it with Citibank at the aforesaid address.

(c) Unless the Administrative Agent shall have received notice from a Bank prior to the time of any Borrowing (that is not a Conversion or Continuation) that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.7 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

Section 2.5    Evidence of Debt.

(a) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Commitment or its Loans of a particular type be evidenced by a promissory note in the form of Exhibit F, in an amount equal to its Commitment or the aggregate unpaid principal amount of such Loans, as the case may be. In such event, the Borrower, at its costs, shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Each such promissory note shall be in form and substance reasonably satisfactory to the requesting Bank, the Borrower and the Administrative Agent.

(b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record
(i) the amount of each Loan made hereunder and the type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Banks and each Bank's share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

Section 2.6 Maturity of Loans; Rollover Conversions. (a) The Borrower hereby promises to pay to the Administrative Agent for account of each Bank the entire outstanding principal amount of the Committed Loans of such Bank, and each Committed Loan shall mature, on the Termination Date.

(b) [Intentionally omitted]

(c) If the Borrower shall not have given a timely notice prior to the last day of the Interest Period for any Loan for either (i) a Borrowing in a principal amount at least equal to the outstanding principal amount of such Loan effective on the last day of such Interest Period or (ii) a payment or prepayment of the entire amount of such Loan effective on the last day of such Interest Period, then, automatically and without further action, such Loan (or relevant portion thereof) will be Converted into, or Continued as, as the case may be, a Base Rate Loan, and a Base Rate Borrowing shall be effected on the last day of such Interest Period in a principal amount equal to the principal amount of such Loan not subject to a Borrowing and/or payment/prepayment.

Section 2.7    Interest Rates.

(a) Base Rate Loans. The Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest on the outstanding principal amount of each Base Rate Loan of such Bank, for each day from the date such Loan is made, Continued or Converted into a Base Rate Loan until it is paid, prepaid, becomes due or is Converted into a Loan of a different type at a rate per annum equal to the sum of the Base Rate Margin for such day plus the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof (or any earlier date of payment or prepayment thereof or Conversion into a Loan of a different type).

(b) Euro-Dollar Loans. The Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest on the outstanding principal amount of each Euro-Dollar Loan of such Bank, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof (or any earlier date of payment, prepayment or Continuation thereof or Conversion into a Loan of a different type) and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

               The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

               The "London Interbank Offered Rate" applicable to any Interest Period means the rate (rounded upward, if necessary, to the next higher 1/16 of 1%) appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Euro-Dollar Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.

               "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency liabilities" (as such term is used in Regulation D of the Board of Governors of the Federal Reserve System) (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

(c) [Intentionally omitted].

(d) Post Default Interest. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan of such Bank, and on any other amount payable by the Borrower hereunder or under the Notes held by such Bank to or for account of such Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Post-Default Rate shall be payable from time to time on demand.

(e) Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

Section 2.8 Fees. The Borrower shall pay from time to time, for the account of the Administrative Agent and the Joint Lead Arrangers, such fees as may be agreed from time to time.

Section 2.9    [Intentionally omitted].

Section 2.10   [Intentionally omitted].

Section 2.11 Optional Payments, Prepayments, Conversions and Continuations. (a) Subject in the case of any Fixed Rate Loans to Section 2.13, the Borrower may,
(i) upon notice to the Administrative Agent given no later than 10:30 A.M. (New York City time) on the same day, prepay any Base Rate Borrowing or (ii) upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part, in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. The Borrower may, upon notice to the Administrative Agent given no later than 10:30 A.M. (New York City time) on the last day of the Interest Period for any Loan, pay such Loan on such day in whole or in part by paying the principal amount to be paid together with accrued interest thereon.

(b) If the Borrower or any of its Consolidated Subsidiaries Disposes of any property or assets (other than any Disposition of property or assets (i) permitted by Section 5.11(b), (c), (d) or, to the extent that the amount of the Net Cash Proceeds does not exceed the cost of the replacement assets, (e), (ii) consisting of the Mortgaged Property, or (iii) to the extent that the Net Cash Proceeds thereof constitute Settlement Proceeds) or incurs any Specified Debt and the aggregate Net Cash Proceeds received by the Borrower and its Subsidiaries after the date hereof for all such transactions exceeds $250,000,000 by $50,000,000 or more, the Borrower shall, within five (5) Euro-Dollar Business Days after receipt thereof, prepay an aggregate principal amount of Loans equal to 75% of the amount of such excess, and thereafter as and when additional Net Cash Proceeds are received in aggregate amounts of $50,000,000 or more, the Borrower shall, within five (5) Euro-Dollar Business Days after receipt thereof, further prepay the principal of the Loans in an amount equal to 75% of the amount of such additional Net Cash Proceeds. For purposes of this Section 2.11(b), to the extent that the proceeds of any Settlement Debt described in clause (b) of the definition thereof or of any Settlement Proceeds described in clause (b) of the definition thereof are
(A) not used to pay Settlement Costs within six months after the date of the certification referred to in such clauses or (B) no longer expected by the Borrower in good faith to be used to pay Settlement Costs, such proceeds shall be deemed to be Net Cash Proceeds (which are not Settlement Proceeds or proceeds of any Settlement Debt described in clause (b) of the definition thereof) received by the Borrower on the last day of such six-month period or on the date on which such proceeds are no longer expected by the Borrower in good faith to be used for such purpose, as the case may be. The Borrower shall notify the Administrative Agent of the anticipated receipt of any Net Cash Proceeds and any prepayment required by this Section 2.11(b) no later than 10:30 A.M. (New York City time) on the same day (in the case of any prepayment of a Base Rate Borrowing) or at least three Euro-Dollar Business Days' in advance (in the case of any prepayment of a Euro-Dollar Borrowing).

(c) Except as provided in subsections (a) and (b) above and subsection (e) below, the Borrower may not prepay, Continue or Convert all or any portion of the principal amount of any Loan prior to the last day of the Interest Period therefor.

(d) Upon receipt of a notice of prepayment, Continuation or Conversion pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment, Continuation or Conversion and such notice shall not thereafter be revocable by the Borrower.

(e) The Borrower may Convert or Continue Committed Loans at any time or from time to time, provided that (a) the Borrower shall give the Administrative Agent notice of each such Conversion or Continuation as provided in Section 2.2, (b) any Conversion or Continuation of a Euro-Dollar Loan other than on the last day of the Interest Period therefor shall be subject to Section 2.13 and (c) the Borrower may Convert into or Continue a Euro-Dollar Loan at any time a Default shall be continuing only with the prior written consent of the Required Banks.

Section 2.12 General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Dollars in Federal or other funds immediately available in New York City, without deduction, set-off or counterclaim, to the Administrative Agent at account number 36852248 maintained by the Administrative Agent with Citibank at its address referred to in Section 9.1 (or to such other account as the Administrative Agent shall advise the Borrower in writing). If the due date of any payment under this Agreement would otherwise fall on a day that is not a Domestic Business Day, such date shall be extended to the next succeeding Domestic Business Day, and interest shall be payable for any principal so extended for the period of such extension.

(b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

(c) The Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks for application in such manner as it or the Required Banks, subject to Section 2.15, may determine to be appropriate).

(d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

Section 2.13 Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow, prepay, Convert into or Continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.4(a) or 2.11(d), or the Borrower Converts or Continues any Fixed Rate Loan other than on the last day of the Interest Period applicable thereto, the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, failure to borrow, prepay, Convert or Continue or Conversion or Continuation, provided that such Bank shall have delivered to the Borrower a written request as to the amount of such loss or expense, which written request shall be conclusive in the absence of manifest error. Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Continued, Converted or not borrowed, Converted or Continued for the period from the date of such payment, prepayment, failure to borrow, Convert or Continue, Conversion or Continuation to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing, Conversion or Continuation) at the applicable rate of interest for such Loan provided for herein (excluding loss of margin) over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market.

Section 2.14 Computation of Interest and Fees. Interest based on the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.15 Pro Rata Treatment. Except to the extent otherwise provided herein:
(a) each borrowing and Continuation of, and each Conversion into, Committed Loans from the Banks under Section 2.1 shall be made from or by, as the case may be, the Banks pro rata according to the amounts of their respective Commitments;
(b) the making and Continuation of, and Conversion into, Committed Loans shall be made pro rata among the Banks according to the amounts of their respective Commitments; (c) each payment or prepayment of principal of Committed Loans shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Committed Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Committed Loan the outstanding principal amount of the Committed Loans shall not be held by the Banks pro rata in accordance with their respective Commitments in effect at the time such Loans were made (by reason of a failure of a Bank to make a Loan hereunder in the circumstances described in the last paragraph of Section 9.5), then such payment shall be applied to the Committed Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Committed Loans being held by the Banks pro rata in accordance with their respective Commitments; and (d) each payment of interest on Committed Loans shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the Banks.

Section 2.16 Lending Offices. The Loans of each type made, Continued or Converted by each Bank shall be made, Continued, Converted and maintained at such Bank's Applicable Lending Office for Loans of such type.

Section 2.17 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Borrower at any time hereunder to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

                                    ARTICLE 3

                                   CONDITIONS
                                   ----------

Section 3.1 Closing. The closing hereunder shall occur upon receipt by the Administrative Agent of the following documents, each dated the Closing Date unless otherwise indicated:

(a) (i) an opinion of Peter Beshar, Esq., General Counsel of the Borrower, substantially in the form of Exhibit D-1 hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; (ii) an opinion of Frank McNamara, Esq., General Counsel of Putnam Investments Trust, substantially in the form of Exhibit D-2 hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and (iii) an opinion of Davis Polk & Wardwell, special counsel for the Borrower, in substantially the form of Exhibit D-3, hereto;

(b) an opinion of Shearman & Sterling LLP, counsel for the Administrative Agent, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

(c) evidence satisfactory to the Administrative Agent that the Commitments under (and as defined in) (i) the Credit Agreement [364 Day] dated as of July 7, 2004 (as amended, supplemented or otherwise modified) among the Borrower, the banks and other financial institutions party thereto and Bank of America, N.A. as administrative agent, and (ii) the Credit Agreement [364 Day] dated as of June 9, 2004 (as amended, supplemented or otherwise modified) among the Borrower, the banks and other financial institutions party thereto and JPMorgan Chase Bank, as administrative agent, have been terminated and that all amounts owing thereunder by the Borrower to the banks party thereto or the administrative agent thereunder have been paid in cash in full;

(d) evidence satisfactory to the Administrative Agent that the Amendments to the Revolving Credit Agreements and the Master Agreement have become effective;

(e) the following documents of each of the Loan Parties, each certified as indicated below:

(i) a copy of the certificate of incorporation or comparable document, as amended and in effect, certified as of a recent date by the Secretary of State of its jurisdiction, and a certificate from such Secretary of State dated as of a recent date as to the good standing of and charter documents filed by each of the Loan Parties;

(ii) a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party, as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors authorizing the execution, delivery and performance of the Loan Documents and, in the case of the Borrower, the Loans hereunder, and such other documents to which such Loan Party is or is intended to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter or comparable document of such Loan Party has not been amended since the date of the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing this Agreement (in the case of the Borrower) and each of the other documents to which such Loan Party is intended to be a party and each other document to be delivered by such Loan Party from time to time in connection herewith or therewith (and the Administrative Agent and each Bank may conclusively rely on each such certificate until it receives notice in writing from the applicable Loan Party); and

(iii) a certificate of another officer of each Loan Party as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be;

(f) a certificate of a senior officer of the Borrower, dated the Closing Date, to the effect set forth in Section 3.2(d) and (e);

(g)     a Subsidiary Guaranty duly executed by each Guarantor listed in clause
        (a) of the definition thereof; and

(h) such other documents as the Administrative Agent or any Bank or special counsel to the Administrative Agent may reasonably request.

Section 3.2 Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing (other than a Continuation or Conversion) is subject to the satisfaction of the following conditions:

(a) the fact that the Closing Date shall have occurred on or prior to December 31, 2004;

(b) receipt by the Administrative Agent of a Notice of Borrowing as required by
Section 2.2;

(c) [intentionally omitted];

(d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

(e) the fact that the representations and warranties of the Borrower contained in this Agreement (except in the case of any Borrowing made on a date subsequent to the Closing Date, the representation and warranty set forth in Section 4.4(b)) and the representations and warranties of each Guarantor set forth in the Subsidiary Guaranty to which it is a party shall be true on and as of the date of such Borrowing, after giving effect to such Borrowing; and

(f) the fact that the representation and warranty contained in Section 4.4(b) shall have been true as of the Closing Date.

Such Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(d), (e) and (f) of this Section.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

        The Borrower represents and warrants that:

Section 4.1 Corporate Existence and Power. The Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (b) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section 4.2 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes, if any, issued by the Borrower, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, conflict with, or constitute a default under any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Material Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Material Subsidiaries. Without limiting the generality of the foregoing representation, the aggregate outstanding amount of the Loans hereunder does not exceed any limitations on the aggregate amount of borrowings that may be effected by the Borrower and its Subsidiaries set by the Borrower's Board of Directors.

Section 4.3 Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, if any, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.4 Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2003 and the related consolidated statements of income, cash flows and stockholders' equity for the fiscal year then ended, reported on by Deloitte & Touche LLP and incorporated by reference in the Borrower's 2003 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 2004 and the related consolidated statements of income, cash flows and stockholders' equity for the three months then ended as reported in the Borrower's September 30, 2004 Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the three month period ended on such date.

(b) Since December 31, 2003 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its consolidated subsidiaries, considered as a whole, except as disclosed in writing to the Banks prior to the execution and delivery of this Agreement by any Bank, including pursuant to the Borrower's 2003 Form 10-K and the Borrower's September 30, 2004 Form 10-Q, and except for any Specified Claim.

Section 4.5 Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable probability of an adverse decision which would materially adversely affect (except as disclosed in writing to the Banks prior to the execution and delivery of this Agreement by any Bank, including pursuant to the Borrower's 2003 Form 10-K and the Borrower's September 30, 2004 Form 10-Q, and except for any Specified Claim) the business, consolidated financial condition or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of this Agreement or the Notes, if any.

Section 4.6 Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 4.7 Taxes. The Borrower, and its Material Subsidiaries have filed all material income tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns. The charges, accruals and reserves on the books of the Borrower, and its respective Material Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

Section 4.8 Subsidiaries. Each of the Borrower's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section 4.9 Regulatory Restrictions on Borrowing. The Borrower is not subject to any regulatory scheme not applicable to corporations generally which restricts its ability to incur debt or would render the Loans void or voidable.

Section 4.10 Full Disclosure. All material information (other than projections) heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. All projections, if any, that have been or will be prepared by the Borrower and made available to the Administrative Agent or any Bank have been or will be prepared in good faith based upon reasonable assumptions (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, and that no assurance can be given that such projections will be realized). The Borrower has disclosed to the Banks in writing any and all facts which materially adversely affect or may materially adversely affect (to the extent it can now reasonably foresee) the business, operations or financial condition of the Borrower, or the ability of the Borrower to perform its obligations under this Agreement.

Section 4.11 Use of Credit. Not more than 25% of the value of the assets of the Borrower (individually) and the Borrower and its Subsidiaries (determined on a consolidated basis) that are subject to the restrictions in Sections 5.5 and 5.7 is attributable to Margin Stock.

                                    ARTICLE 5

                                    COVENANTS
                                    ---------

        The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder remains unpaid:

Section 5.1    Information.  The Borrower will deliver to each of the Banks:

(a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, (i) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures as at the end of and for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing (it being understood that delivery of the Borrower's annual report and Form 10-K for any fiscal year as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal year), and (ii) a consolidating balance sheet as of the end of such fiscal year and the related consolidating income statement for such fiscal year, in substantially the form attached hereto as Exhibit C, which financial statements substantially represent the Consolidated financial condition of and results of operations for each of the Guarantors and its Consolidated Subsidiaries as of the end of and for such fiscal year, except as indicated in Exhibit C, certified as to fairness of presentation, generally accepted accounting principles and consistency (except with respect to any changes made as a result of changes to generally accepted accounting principles) by the chief financial officer, the treasurer or the chief accounting officer of each of the Guarantors;

(b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, (i) a consolidated balance sheet or equivalent statement of financial position of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency (except with respect to any changes made as a result of changes to generally accepted accounting principles) by the chief financial officer, the treasurer or the chief accounting officer of the Borrower (it being understood that, delivery of the Borrower's quarterly report on Form 10-Q for any fiscal quarter as filed with the Securities and Exchange commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal quarter and, if applicable, the portion of the Borrower's fiscal year ended at the end of such quarter), and (ii) a consolidating balance sheet as of the end of such quarter and the related consolidating income statement for the portion of the fiscal year ended at the end of such quarter, in substantially the form attached hereto as Exhibit C, which financial statements substantially represent the Consolidated financial condition of and results of operations for each of the Guarantors and its Consolidated Subsidiaries as of the end of such fiscal quarter and for such portion of the fiscal year, except as indicated in Exhibit C, certified as to fairness of presentation, generally accepted accounting principles and consistency (except with respect to any changes made as a result of changes to generally accepted accounting principles) by the chief financial officer, the treasurer or the chief accounting officer of each of the Guarantors;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, one or more certificates of the chief financial officer, the treasurer or the chief accounting officer of the Borrower
(i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.4 and
5.7 on the date of such financial statements, (ii) setting forth in reasonable detail the calculation of the Guaranty Coverage Percentages as of the last day of the period covered by such financial statements, and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(d) simultaneously with the delivery of each set of financial statements referred to in clause (a)(i) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to its attention to cause them to believe that the Borrower was not in compliance with any covenant or agreement contained in this Article 5 insofar as such covenant or agreement pertains to accounting or auditing matters or that any Event of Default under Article 6 which pertains to accounting or auditing matters existed on the date of such financial statements (it being understood that such firm may state in such statement that its examination of such financial statements was not directed primarily towards obtaining knowledge of any such non-compliance or Event of Default) and
(ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

(e) forthwith upon the occurrence of any Default, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower setting forth the details thereof and, the action which the Borrower is taking or proposes to take with respect thereto;

(f) promptly upon the mailing thereof to the stockholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

(h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(i) promptly after any change in the Borrower's commercial paper rating by Moody's or S&P (as defined in the Pricing Schedule), a notice thereof;

(j) promptly following any determination by the Borrower that the proceeds of any Settlement Debt described in clause (b) of the definition thereof are no longer expected by the Borrower in good faith to be used to pay Settlement Costs, a notice thereof; and

(k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

In the case of information required to be delivered pursuant to clause 5.1(a), 5.1(b), 5.1(f) or 5.1(g) above, either (i) the Borrower shall deliver paper copies of such information to each Bank, or (ii) such information shall be deemed to have been delivered on the date on which the Borrower provides notice to the Banks that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (x) such notice may be included in a certificate delivered pursuant to clause 5.1(c) and (y) the Borrower shall deliver paper copies of the information referred to in clause 5.1(a), 5.1(b), 5.1(f) or 5.1(g) to any Bank which requests such delivery.

Section 5.2 Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause its Material Subsidiaries to continue, to engage in business of the same general type as now conducted by the Borrower and its Material Subsidiaries, and will not, and will not permit any of its Subsidiaries to, engage in any business that is not of the same general type as now conducted by the Borrower and its Subsidiaries or other businesses that are reasonably related or incidental thereto or that, in the judgment of the board of directors of the Borrower, are reasonably expected to materially enhance the other businesses in which the Borrower and its Subsidiaries are engaged, and will preserve, renew and keep in full force and effect, and will cause each such Material Subsidiary to preserve, renew and keep in full force and effect, their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.2 shall prohibit (i) the merger of a Subsidiary of the Borrower into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, provided that this clause (i) shall not permit (A) the merger of a Guarantor with or into any other Person unless the Guarantor is the surviving entity, or (B) the merger of any Subsidiary of a Guarantor with any Person other than such Guarantor, another Guarantor or a Subsidiary of a Guarantor if any Guaranty Coverage Percentage would be less than the Required Percentage immediately after such merger, (ii) the termination of the corporate existence of any Material Subsidiary of the Borrower (other than a Guarantor) if the Borrower, in good faith determines that such termination is
(A) in the best interest of the Borrower and (B) does not cause any Guaranty Coverage Percentage to fall below the Required Percentage, and (iii) the discontinuance of the business of any Material Subsidiary (other than a Guarantor) if the Borrower in good faith determines that such discontinuance is
(A) in the best interest of the Borrower and (B) does not cause any Guaranty Coverage Percentage to fall below the Required Percentage.

Section 5.3 Compliance with Laws; Borrowing Authorization. The Borrower will comply, and cause each of its Material Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) non-compliance therewith would not have a material adverse effect upon the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole. The Borrower will not permit the aggregate outstanding amount of the Loans hereunder to exceed any limitations on the aggregate amount of borrowings that may be effected by the Borrower and its Subsidiaries set by the Borrower's Board of Directors.

Section 5.4    Financial Covenants

(a) Consolidated Leverage Ratio. The Borrower will maintain as of the last day of each Measurement Period specified below a Consolidated Leverage Ratio of not more than the amount set forth below opposite such Measurement Period:

         ----------------------------------------------- -----------------------
          Measurement Period Ending                       Ratio
         ----------------------------------------------- -----------------------
          December 31, 2004                               3.25: 1.00
         ----------------------------------------------- -----------------------
          March 31, 2005                                  3.25: 1.00
         ----------------------------------------------- -----------------------
          June 30, 2005                                   3.50: 1.00
         ----------------------------------------------- -----------------------
           September 30, 2005                              3.50: 1.00
         ----------------------------------------------- -----------------------
           December 31, 2005                               3.50: 1.00
         ----------------------------------------------- -----------------------
           March 31, 2006                                  3.50: 1.00
         ----------------------------------------------- -----------------------
           June 30, 2006                                   3.25: 1.00
         ----------------------------------------------- -----------------------
           September 30, 2006                              3.00: 1.00
         ----------------------------------------------- -----------------------

(b) Consolidated Fixed Charge Coverage Ratio. The Borrower will maintain for each Measurement Period set forth below a Consolidated Fixed Charge Coverage Ratio of not less than the amount set forth below opposite such Measurement
Period:

         ----------------------------------------------- -----------------------
          Measurement Period Ending                       Ratio
         ----------------------------------------------- -----------------------
          December 31, 2004                               2.25: 1.00
         ----------------------------------------------- -----------------------
          March 31, 2005                                  2.25: 1.00
         ----------------------------------------------- -----------------------
          June 30, 2005                                   2.25: 1.00
         ----------------------------------------------- -----------------------
          September 30, 2005                              2.25: 1.00
         ----------------------------------------------- -----------------------
          December 31, 2005                               2.25: 1.00
         ----------------------------------------------- -----------------------

         ----------------------------------------------- -----------------------
          March 31, 2006                                  2.50: 1.00
         ----------------------------------------------- -----------------------
          June 30, 2006                                   2.50: 1.00
         ----------------------------------------------- -----------------------
          September 30, 2006                              2.75: 1.00
         ----------------------------------------------- -----------------------


Section 5.5 Consolidations, Mergers and Sales of Assets. The Borrower will not
(i) consolidate or merge with or into any Person, (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person, or (iii) sell, transfer or otherwise dispose of its interest in any Guarantor; provided that (x) the Borrower may merge with any Wholly-Owned Consolidated Subsidiary (other than a Guarantor or a Subsidiary of a Guarantor) if immediately after such merger no Default shall have occurred and be continuing and such Wholly-Owned Consolidated Subsidiary shall expressly assume in writing all of the obligations of the Borrower hereunder, and under the Notes (if any), and (y) the Borrower may merge with any other Person (other than a Guarantor or a Subsidiary of a Guarantor) if (A) the Borrower is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing. The Borrower will not permit (1) any Guarantor to consolidate or merge with or into any other Person unless the Guarantor is the surviving entity, (2) any Subsidiary of any Guarantor to consolidate or merge with or into any other Person unless, immediately after giving effect to such consolidation or merger, none of the Guaranty Coverage Percentages is less than the Required Percentage, (3) any Guarantor to sell, lease or otherwise transfer all or substantially all of its assets to any other Person, or (4) any Subsidiary of any Guarantor to sell, lease or otherwise transfer all or substantially all of its assets to another Person unless, immediately after giving effect to such sale, lease or other transfer, none of the Guaranty Coverage Percentages is less than the Required Percentage.

Section 5.6 Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business, provided that, the Borrower shall not be entitled to use the proceeds of any Loans to acquire any Person by means of a "hostile acquisition". No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

Section 5.7 Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens on the Mortgaged Property to secure Debt under the Mortgage;

(b) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure, in the case of judgments or orders, obligations in an aggregate amount exceeding $100,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(c) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $100,000,000 and provided further that the sum of
(x) such aggregate amount and (y) the aggregate amount of Debt secured as permitted by clause (d) below does not at any date exceed $250,000,000; and

(d) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt or other obligations, provided that the sum of (x) the principal or face amount of such Debt and other obligations and (y) the aggregate amount of cash and cash equivalents referred to in clause (c) above does not at any date exceed $250,000,000.

Section 5.8 Taxes, Etc. The Borrower will, and will cause each of its Material Subsidiaries to:

(a) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained or the nonpayment of which would not have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole;

(b) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

(c) permit representatives of any Bank or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be).

Section 5.9 Maintenance of Insurance. The Borrower will maintain, and cause each of its Consolidated Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Consolidated Subsidiary operates; provided that the Borrower and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and to the extent consistent with prudent business practice.

Section 5.10 Transactions with Affiliates. Anything contained herein to the contrary notwithstanding, the Borrower will conduct, and cause each of its Consolidated Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates (other than the Borrower and its Subsidiaries) on terms that are fair and reasonable and no less favorable to the Borrower or such Consolidated Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

Section 5.11 Dispositions. The Borrower will not make any Disposition or permit any Consolidated Subsidiary to make any Disposition, except:

(a) Dispositions of obsolete or worn out property or property no longer used in the business of the Borrower or its Subsidiaries, whether now or hereafter owned or leased, in the ordinary course of business of such Person;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions described on Schedule 5.11;

(d) Dispositions of property by any Subsidiary to the Borrower or to another Subsidiary or by the Borrower to a Subsidiary, to the extent not otherwise prohibited hereunder;

(e) Dispositions of assets that are being (or within 12 months will be) replaced with other assets used in the same business; and

(f) any other Disposition, provided that (i) after giving effect to such Disposition, none of the Guaranty Coverage Percentages is less than the Required Percentage, and (ii) such Disposition is not otherwise prohibited by the terms hereof.

Section 5.12 Debt. The Borrower will not permit any Consolidated Subsidiary to create, incur, assume or suffer to exist any Debt, except:

(a) (i) Debt under the Loan Documents and (ii) Debt consisting of guaranties of Debt of the Borrower under the "Loan Documents" as defined in each of the Revolving Credit Agreements (which shall include, for this purpose, any renewal or refinancing thereof), provided that in each case the aggregate amount of such Debt of the Borrower so guaranteed under the "Loan Documents" in respect of any Revolving Credit Agreement does not exceed the aggregate amount of the "Commitments" (as defined in such Revolving Credit Agreement as in effect on the Closing Date) under such Revolving Credit Agreement as of the Closing Date;

(b) Debt under the Mortgage;

(c) Debt owed to a Person of which such Subsidiary is a Subsidiary;

(d) Debt of any Consolidated Subsidiary existing as of the Closing Date (other than Debt described in clause (a) above), and any renewal and refinancing thereof, provided that the principal amount thereof is not increased and no other Subsidiary becomes obligated in respect thereof (except that (i) the Borrower or any Subsidiary may become obligated in respect of any such Debt of any of their respective Subsidiaries, (ii) any Guarantor and any of its Subsidiaries may become obligated in respect of any such Debt of such Guarantor or any of its Subsidiaries, and (iii) any Subsidiary which is neither a Guarantor nor a Subsidiary of a Guarantor may become obligated in respect of any such Debt);

(e) Debt incurred by Foreign Subsidiaries to finance the payment (and not in excess of) of cash dividends to reinvest foreign earnings in the United States, as contemplated and to the extent permitted by the American Jobs Creation Act of 2004, as a source for, but not limited to, the financial stabilization of the Borrower and its Domestic Subsidiaries for the purposes of jobs retention or creation; and

(f) other Debt in an aggregate amount for all Consolidated Subsidiaries not to exceed $500,000,000 outstanding at any time.

Section 5.13 Acquisitions. The Borrower will not make, or permit any of its Subsidiaries to make, any Acquisition, unless, (a) after giving effect to such Acquisition, no Default shall have occurred or be continuing or would result from such Acquisition, and (b) after giving effect to such Acquisition, the Borrower would be in pro forma compliance with Section 5.4 hereof as of the most recently ended fiscal quarter for which financial statements have been delivered under Section 5.1(a) or (b).

Section 5.14 Guarantors. The Borrower shall cause each of the Guarantors to (a) preserve its separate existence as required by Section 5.2, (b) comply in all material respects with the requirements of its organizational documents and other governing instruments (including bylaws), (c) not conduct business under the name of the Borrower or any other Guarantor, (d) maintain separate and complete books and records in accordance with generally acceptable accounting principles and otherwise to properly reflect its business and financial affairs,
(e) maintain full and complete records of all transactions with other Subsidiaries of the Guarantor, and (f) maintain its own bank accounts and not commingle any of its funds with any other Person.

Section 5.15 Guaranty Coverage Percentage. If, at the end of any fiscal quarter or fiscal year, any Guaranty Coverage Percentage is less than the Required Percentage, the Borrower shall, within 30 days after the delivery of the certificate pursuant to Section 5.1(c)(ii) setting forth the Guaranty Coverage Percentages as of the end of such fiscal quarter or year, deliver to the Administrative Agent one or more additional Subsidiary Guaranties from one or more additional Guarantors such that each Guaranty Coverage Percentage as of the end of such quarter, on a pro forma basis taking into account such additional Subsidiary Guaranties, is not less than the Required Percentage.

                                    ARTICLE 6

                               Events of DEFAULTS
                               ------------------

Section 6.1 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

(a) the Borrower shall fail to pay (x) any principal of any Loan when due or (y) within five days of the date when due any interest, any fees or any other amount payable hereunder;

(b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.4 through 5.7, inclusive, 5.10 through 5.13, inclusive and 5.15;

(c) the Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained in this Agreement or any Subsidiary Guaranty to which it is a party (other than those covered by clause (a) or (b) above) for 10 days (or, in the case of Section 5.1(a)(ii), 5.1(b)(ii), 5.1(c)(ii) or 5.14, 30 days) after written notice thereof has been given to the Borrower by the Administrative Agent or any Bank (through the Administrative Agent);

(d) any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to Section 5.1 of this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or any representation, warranty, certification or statement made (or deemed made) by any Guarantor in the Subsidiary Guaranty to which it is a party or in any certificate, financial statement or other document delivered pursuant to Section 5.1 of this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e) either the Borrower or any Subsidiary thereof shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

(f) any event or condition shall occur which results in the acceleration of the maturity of any Material Financial Obligations or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

(g) the Borrower or any Subsidiary holding, as of the date of the most recent audited financial statements of the Borrower and its Consolidated Subsidiaries delivered pursuant to this Agreement, assets having a book value in excess of $20,000,000, shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary holding, as of the date of the most recent audited financial statements of the Borrower and its Consolidated Subsidiaries delivered pursuant to this Agreement, assets having a book value in excess of $20,000,000 seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary holding, as of the date of the most recent audited financial statements of the Borrower and its Consolidated Subsidiaries delivered pursuant to this Agreement, assets having a book value in excess of $20,000,000 under the federal bankruptcy laws as now or hereafter in effect;

(i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $20,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $30,000,000;

(j) judgments or orders for the payment of money in excess of $100,000,000 shall be rendered against the Borrower or any Subsidiary thereof and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

(k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than the Borrower, any trustee or other fiduciary holding securities under an employee benefit plan of the Borrower or any corporation owned, directly or indirectly, by the stockholders of the Borrower in substantially the same proportions as their ownership of stock in the Borrower, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more of the combined voting power of the Borrower's then outstanding equity securities; or, during any period of 24 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period and any new director whose election by the board of directors of the Borrower or nomination for election by the Borrower's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, shall cease to constitute a majority of the board of directors of the Borrower; or

(l) any provision of any Guaranty or any other Loan Document after delivery thereof pursuant to this Agreement shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% of the aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) and all other amounts payable by the Borrower hereunder and under any Notes (including, without limitation, any amounts payable under Section 2.13) to be, and the Loans, such interest and such other amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) and all other amounts payable by the Borrower hereunder and under any Notes (including, without limitation, any amounts payable under Section 2.13) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                    ARTICLE 7

                            THE ADMINISTRATIVE AGENT
                            ------------------------

Section 7.1 Appointment and Authorization. Each Bank irrevocably appoints and authorizes Citibank to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

Section 7.2 Administrative Agent and Affiliates. Citibank shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Citibank and its affiliates may accept deposits from, lend money to, make investments in and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent and Citibank and its affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Except with respect to information furnished to the Administrative Agent pursuant to this Agreement, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by Citibank or any of its Affiliates in any capacity.

Section 7.3 Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein, and the Administrative Agent shall not by reason of this Agreement be a trustee for any Bank. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

Section 7.4 Consultation with Experts; Sub-Agent. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions contained in this Article 7 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 7.5 Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or each Bank, if applicable) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties.

Section 7.6 Indemnification. Each Bank shall, ratably in accordance with its Commitment (and, after the Commitments have been terminated, ratably in accordance with the aggregate principal amount of the Loans held by such Bank), indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, judgment, suit, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

Section 7.7 Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

Section 7.8 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, subject, so long as no Event of Default shall be continuing, to the approval of such successor Administrative Agent by the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Banks and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000 and which is reasonably acceptable to the Borrower. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor

Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

Section 7.9 Administrative Agent's Fee. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent. Such fees once paid shall be non-refundable.

                                   ARTICLE 8

                             CHANGE IN CIRCUMSTANCES
                             -----------------------

Section 8.1 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

(a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "London Interbank Offered Rate" in Section 2.7 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Fixed Rate Loans as provided herein; or (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make, Continue or Convert into Euro-Dollar Loans shall be suspended. During any such suspension unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow, Continue or Convert, as the case may be, on such date, such Borrowing shall instead be made or Continued as, or Converted into, a Base Rate Borrowing.

Section 8.2 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain, fund, Continue or Convert into Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make, Continue or Convert into Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 8.2, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately Convert the then outstanding principal amount of each such Euro-Dollar Loan of such Bank into a Base Rate Loan from such Bank in an equal principal amount (on which Loan interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks).

Section 8.3 Increased Cost and Reduced Return. (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its Fixed Rate Loans, any Note that relates to Fixed Rate Loans or its obligation to make, Continue or Convert into Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, maintaining, Continuing or Converting into any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under any Note that relates to Fixed Rate Loans, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction which arise out of its Loans or any Notes.

(b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for the portion of such reduction attributable to its Loans or any Notes.

(c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 8.3 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 8.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

Section 8.4 Taxes. (a) For the purposes of this Section 8.4, the following terms have the following meanings:

               "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, (x) any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement or (y) any United States withholding tax imposed on such payment solely as a result of a change in such Bank's Applicable Lending Office made other than pursuant to Section 8.2, 8.3 or 8.4(f).

               "Other Taxes" means any present or future stamp, mortgage recording or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, the enforcement of, or otherwise with respect to, this Agreement or any Note.

(b) Any and all payments by the Borrower to or for account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower, shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

(c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

(d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and as required thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form W-8BEN or W-8IMY or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

(e) For any period with respect to which a Bank required to do so has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure, if required, to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

(f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

Section 8.5 Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make, Continue or Convert into Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3(a) or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section 8.5 shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

(a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks); and

(b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

                                    ARTICLE 9

                                  MISCELLANEOUS
                                  -------------

Section 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire or (c) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section 9.1 and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 9.1; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

        Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 or any notices related to Borrowings, payments or repayments unless otherwise agreed by the Administrative Agent and the applicable Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Section 9.2 No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.3 Expenses; Indemnification; Damage Waiver. (a) The Borrower agrees to pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b) The Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

(c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.

Section 9.4 Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise (other than a repayment or prepayment by the Borrower made in accordance with its obligations hereunder), receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan made by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan made by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section 9.4 shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

Section 9.5 Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (or the Administrative Agent with the consent of the Required Banks) (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that (a) no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan, or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan, or any fees hereunder or for the termination of the Commitments, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section 9.5 or any other provision of this Agreement, (v) amend or modify Sections 2.15, 9.4 and 9.6(a) or (vi) reduce or limit the obligations of any Guarantor under
Section 1 of the Subsidiary Guaranty to which it is a party or release any such Subsidiary Guaranty, and (b) any modification or supplement of Article 7 shall require the consent of the Administrative Agent.

               Anything in this Agreement to the contrary notwithstanding, if at a time when the conditions precedent set forth in Article 3 to make any Committed Loan hereunder are, in the reasonable opinion of the Required Banks, satisfied, any Bank shall fail to fulfill its obligations to make such Loan then, for so long as such failure shall continue, such Bank shall (unless the Required Banks, determined as if such Bank were not a "Bank" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement (including, without limitation, under this Section 9.5) to have no Loans or Commitments, shall not be treated as a "Bank" hereunder when performing the computation of Required Banks and shall have no rights under the preceding paragraph of this Section 9.5; provided that any action taken by the other Banks with respect to the matters referred to in clause (a) of the preceding paragraph shall not be effective as against such Bank.

Section 9.6 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Banks.

(b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and any Note. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.5 without the consent of the Participant. The Borrower agrees, subject to subsection (e) below, that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection
(c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee"), all, or a proportionate part (equivalent to an initial

Commitment of not less than $10,000,000 and increments of $1,000,000 in excess thereof) of all, of its rights and obligations under this Agreement and any Note and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit A hereto executed by such Assignee and such transferor Bank, with (and subject to) the prior written consent of the Borrower, which shall not be unreasonably withheld and the Administrative Agent, which shall not be unreasonably withheld, provided that, so long as an Event of Default shall be continuing, no such consent shall be required of the Borrower; provided further that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required of the Borrower. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4.

               Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower the option to fund all or any part of any Loan that such Granting Bank would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Bank shall be obligated to fund such Loan pursuant to the terms hereof and (iii) the Borrower may bring any proceeding against the Granting Bank or the SPC in order to enforce any rights of the Borrower hereunder. The funding of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were funded by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Bank would otherwise be liable for so long as, and to the extent, the Granting Bank provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC. This paragraph may not be amended without the prior written consent of each Granting Bank, all or any part of whose Loan is being funded by an SPC at the time of such amendment.

(d) Any Bank may (without notice to the Borrower, the Administrative Agent or any other Bank and without payment of any fee) at any time assign or pledge all or any portion of its rights under this Agreement and its Note (if any) to a Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Assignee, Participant, SPC or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

Section 9.7 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, any Note or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 9.8 Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any Notes issued hereunder (and the Master Agreement and the Subsidiary Guaranties) constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of a facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

Section 9.9 Waiver Of Jury Trial. THE BORROWER AND EACH OF THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE, the other Loan Documents OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.10 Survival. The obligations of the Borrower under Sections 2.13, 8.3,
8.4 and 9.3, and the obligations of the Banks under Section 7.6 shall survive the repayment of the Loans and the termination of the Commitments.

Section 9.11 Confidentiality. Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any Note or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section and to the consent of the Borrower, such consent not to be unreasonably withheld, to any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) if an Event of Default shall have occurred and be continuing, to prospective assignees of any Bank who agree to hold such information confidential, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by another party hereto or (ii) becomes available to the Administrative Agent or any Bank on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. It is understood that for purposes of this Section, the Borrower and its business shall include all of the Subsidiaries of the Borrower and all of the businesses they engage in.

Section 9.12 USA Patriot Act. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (title III of Pub.L.107-56 (signed into law October 26, 2001))(the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Act.

Section 9.13 Master Agreement. Each Bank hereby consents to the execution and delivery of the Master Agreement by the Administrative Agent and agrees to be bound by the terms and provisions thereof.

                                      * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         MARSH & McLENNAN COMPANIES, INC.


                                         By: /s/ Matthew B. Bartley
                                             ------------------------------
                                             Name: Matthew B. Bartley
                                             Title: Vice President and Treasurer

                                         By: Alan W. Bieler
                                             ------------------------------
                                             Name: Alan W. Bieler
                                             Title: Assistant Treasurer

                                         1166 Avenue of the Americas
                                         New York, NY 10036
                                         Facsimile number: (212) 345-4809
                                         Website: www.mmc.com
                                         Taxpayer Identification No.: 36-2668272

                                         LENDERS
                                         Citibank, N.A., as Lender and
                                         Administrative Agent


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:

                                         388 Greenwich Street
                                         New York, New York 10013
                                         Attention: Bank Loan Syndications

                                         BANK OF AMERICA, N.A.


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:

                                         Deutsche Bank AG New York Branch


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:

                                         By
                                             ------------------------------
                                             Name:
                                             Title:

                                         UBS LOAN FINANCE LLC


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:

                                         By
                                             ------------------------------
                                             Name:
                                             Title:

                                         MERRILL LYNCH BANK USA


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:

                                         GOLDMAN SACHS CREDIT PARTNERS
                                         L.P.


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:

                                         THE BANK NOVA SCOTIA


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:

                                         MORGAN STANLEY BANK


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:

                                         ABN AMRO BANK N.V.


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:

                                         LLOYDS TSB BANK PLC


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:

                                         NATIONAL AUSTRALIA BANK
                                         LIMITED


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:

                                         WELLS FARGO BANK, N.A.


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:

                                         By
                                             ------------------------------
                                             Name:
                                             Title:

                                         THE NORTHERN TRUST COMPANY


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:

                                         AUSTRALIA AND NEW ZEALAND
                                         BANKING GROUP LIMITED


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:

                                         BARCLAYS BANK PLC


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:

                               COMMITMENT SCHEDULE

Initial Lenders                                   Commitments
---------------                                   -----------

Administrative Agent
Citibank, N.A.                                    $150,000,000.00

Syndication Agents
Bank of America, N.A.                             $150,000,000.00
Deutsche Bank AG New York Branch                  $150,000,000.00

Documentation Agent
UBS Loan Finance LLC                              $150,000,000.00
Merrill Lynch Bank USA                            $130,000,000.00
Goldman Sachs Credit Partners L.P.                $105,000,000.00
The Bank of Nova Scotia                           $87,500,000.00
Morgan Stanley Bank                               $87,500,000.00
ABN AMRO Bank N.V.                                $75,000,000.00
Lloyds TSB Bank plc                               $50,000,000.00
National Australia Bank Limited                   $50,000,000.00
Wells Fargo Bank N.A.                             $45,000,000.00
The Northern Trust Company                        $30,000,000.00
Australia and New Zealand Banking Group           $25,000,000.00
Limited
Barclays Bank plc                                 $15,000,000.00

                                                  $1,300,000,000.00

                                PRICING SCHEDULE

        The "Euro-Dollar Margin" means, for any day, the rates set forth below (presented in basis points) in the column corresponding to the "Pricing Level" that exists on such day:

================================================================================
                 LEVEL I                LEVEL II              LEVEL III
================================================================================
 Applicable      100.0                  125.0                 150.0
 Margin for
 Eurodollar
 Rate Advances
--------------------------------------------------------------------------------


        For purposes of this Schedule, the following terms have the following meanings:

        "Base Rate Margin" means 0% per annum.

        "Level I Pricing" applies at any date if, at such date, (a) the Borrower's long-term senior unsecured debt is rated at least BBB by S&P or Baa2 by Moody's,* or (b) the Consolidated Leverage Ratio, as shown in the most recent financial statements delivered pursuant to Section 5.1(a) or (b), is less than 2.25.

        "Level II Pricing" applies at any date if, at such date, Level I Pricing does not apply and (a) the Borrower's long-term senior unsecured debt is rated at least BBB- by S&P and Baa3 by Moody's, or (b) the Consolidated Leverage Ratio, as shown in the most recent financial statements delivered pursuant to
Section 5.1(a) or (b), is less than 2.50.

        "Level III Pricing" applies at any date if, at such date, neither Level I Pricing nor Level II Pricing applies.

        "Moody's" means Moody's Investors Service, Inc.

        "Pricing Level" refers to the determination of which of Level I, Level II, or Level III applies at any date.

        "S&P" means Standard & Poor's Ratings Services.

The credit ratings to be utilized for purposes of this Schedule are those assigned to long term senior unsecured debt of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

------------------------
* In the event of a split rating of greater than one sub-grade, the rating shall be deemed to be one level higher than the lower of the two ratings.